UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 14, 2018

LIBERTY OILFIELD SERVICES INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38081	81-4891595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
950 17th Street, Suite 2400
Denver, Colorado 80202
(Address and Zip Code of Principal Executive Offices)
(303) 515-2800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 14, 2018, Liberty Oilfield Services Inc., a Delaware corporation (the “Company”), entered into a Stock Purchase and Sale Agreement (the “Purchase Agreement”) with R/C Energy IV Direct Partnership, L.P., a Delaware limited partnership (“R/C Energy”), R/C IV Liberty Holdings, L.P., a Delaware limited partnership (“R/C Liberty”), and Riverstone/Carlyle Energy Partners IV, L.P., a Delaware limited partnership (together with R/C Energy and R/C Liberty, the “Riverstone Sellers”), whereby, on the date of the Purchase Agreement, the Company repurchased 2,491,160 shares of the Company’s Class A common stock, par value $0.01 per share, from the Riverstone Sellers in exchange for cash in the aggregate amount of $47,236,903. The repurchase was conducted as part of the Company’s share repurchase program that was announced via press release on September 10, 2018.

The Purchase Agreement includes customary representations, warranties and covenants by the Company and the Riverstone Sellers.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1
Stock Purchase and Sale Agreement, dated as of September 14, 2018, by and among Liberty Oilfield Services Inc., R/C Energy IV Direct Partnership, L.P., R/C IV Liberty Holdings, L.P. and Riverstone/Carlyle Energy Partners IV, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY OILFIELD SERVICES INC.

Dated:	September 14, 2018	By:	/s/ R. Sean Elliott
R. Sean Elliott Vice President and General Counsel